===============================================================================

                            THE TOLEDO EDISON COMPANY

                                       TO


                               JPMORGAN CHASE BANK

                  (FORMERLY KNOWN AS THE CHASE MANHATTAN BANK)


                                                Trustee.




                                -----------------





                       Fifty-second Supplemental Indenture
                           Dated as of October 1, 2002


                                -----------------



              (Supplemental to Indenture dated as of April 1, 1947)

                                -----------------

             First Mortgage Bonds, Pledge Series A of 2002 due 2033






===============================================================================

         FIFTY-SECOND SUPPLEMENTAL INDENTURE, dated as of October 1, 2002, between THE TOLEDO EDISON COMPANY, a corporation organized and existing under the laws of the State of Ohio (hereinafter called the "Company"), and JPMORGAN CHASE BANK (formerly known as THE CHASE MANHATTAN BANK), a corporation existing under the laws of the State of New York (hereinafter called the "Trustee"), as Trustee.


                                    RECITALS

         The Company has heretofore executed and delivered an Indenture of Mortgage and Deed of Trust dated as of April 1, 1947 (hereinafter referred to as the "Original Indenture") to The Chase National Bank of the City of New York, predecessor Trustee, to secure an issue of First Mortgage Bonds of the Company, issuable in series, and created thereunder an initial series of bonds designated as First Mortgage Bonds, 2?% Series due 1977; and

         The Company has heretofore executed and delivered to The Chase National Bank of the City of New York, predecessor Trustee, four Supplemental Indentures supplementing the Original Indenture dated, respectively, September 1, 1948, April 1, 1949, December 1, 1950 and March 1, 1954 and has heretofore executed and delivered to The Chase Manhattan Bank, which on March 31, 1955, became the Trustee under the Original Indenture by virtue of the merger of The Chase National Bank of the City of New York into President and Directors of The Manhattan Company under the name of The Chase Manhattan Bank, the Fifth and the Sixth Supplemental Indentures dated, respectively, February 1, 1956, and May 1, 1958, supplementing the Original Indenture; and

         The Chase Manhattan Bank was converted into a national banking association under the name The Chase Manhattan Bank (National Association), effective September 23, 1965; and by virtue of said conversion the continuity of the business of The Chase Manhattan Bank, including its business of acting as corporate trustee, and its corporate existence, was not affected, so that The Chase Manhattan Bank (National Association) was vested with all the trusts, powers, discretion, immunities, privileges and all other matters as were vested in said The Chase Manhattan Bank under the Indenture (hereinafter defined), with like effect as if originally named as Trustee therein; and

         The Company has heretofore executed and delivered to The Chase Manhattan Bank (National Association) forty-one Supplemental Indentures dated, respectively, as follows: Seventh, August 1, 1967, Eighth, November 1, 1970, Ninth, August 1, 1972, Tenth, November 1, 1973, Eleventh, July 1, 1974, Twelfth, October 1, 1975, Thirteenth, June 1, 1976, Fourteenth, October 1, 1978, Fifteenth, September 1, 1979, Sixteenth, September 1, 1980, Seventeenth, October 1, 1980, Eighteenth, April 1, 1981, Nineteenth, November 1, 1981, Twentieth, June 1, 1982, Twenty-first, September 1, 1982, Twenty-second, April 1, 1983, Twenty-third, December 1, 1983, Twenty-fourth, April 1, 1984, Twenty-fifth, October 15, 1984, Twenty-sixth, October 15, 1984, Twenty-seventh, August 1, 1985, Twenty-eighth, August 1, 1985, Twenty-ninth, December 1, 1985, Thirtieth, March 1, 1986, Thirty-first, October 15, 1987, Thirty-second, September 15, 1988, Thirty-third, June 15, 1989, Thirty-fourth, October 15, 1989, Thirty-fifth, May 15, 1990, Thirty-sixth, March 1, 1991, Thirty-seventh, May 1, 1992, Thirty-eighth, August 1, 1992, Thirty-ninth, October 1, 1992, Fortieth, January 1, 1993, Forty-first, September 15,

1994, Forty-second, May 1, 1995, Forty-third, June 1, 1995, Forty-fourth, July 14, 1995, Forty-fifth, July 15, 1995, Forty-sixth, June 15, 1997 and Forty-seventh, August 1, 1997 supplementing the Original Indenture; and

         The Chase Manhattan Bank (National Association), Successor Trustee, was merged on July 1, 1996, with and into Chemical Bank, a New York banking corporation, which changed its name to The Chase Manhattan Bank, and which became the Trustee under the Original Indenture by virtue of such merger; and

         The Company has heretofore executed and delivered to The Chase Manhattan Bank four Supplemental Indentures dated as follows: Forty-eighth, June 1, 1998, Forty-ninth, January 15, 2000, Fiftieth, May 1, 2000 and Fifty-first, September 1, 2000 supplementary to the Original Indenture (the Original Indenture, all the aforementioned Supplemental Indentures, this Fifty-second Supplemental Indenture and any other indentures supplemental to the Original Indenture are herein collectively called the "Indenture" and this Fifty-second Supplemental Indenture is hereinafter called this "Supplemental Indenture"); and

         The Chase Manhattan Bank changed its name to JPMorgan Chase Bank on November 10, 2001; and

         The Company covenanted in and by the Original Indenture to execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Original Indenture and to make subject to the lien thereof property acquired after the execution and delivery of the Original Indenture; and

         Under Article 3 of the Original Indenture, the Company is authorized to issue additional bonds upon the terms and conditions expressed in the Original Indenture; and

         The Company proposes to create a new series of First Mortgage Bonds to be designated as First Mortgage Bonds, Pledge Series A of 2002 due 2033 (hereinafter called the "Bonds of 2002 Pledge Series A") with the denominations, rates of interest, date of maturity, redemption provisions and other provisions and agreements in respect thereof as in this Supplemental Indenture set forth; and

         The Bonds of 2002 Pledge Series A are to be issued by the Company and delivered to Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation (the "Insurer") pursuant to an Insurance Agreement, dated as of October 1, 2002 (the "Insurance Agreement"), between the Company and the Insurer under which (i) the Insurer has agreed to issue a municipal bond insurance policy (the "Policy") insuring the payment of the principal of and interest on, and for the benefit of the holders of, $20,200,000 aggregate principal amount of the State of Ohio Pollution Control Revenue Refunding Bonds, Series 2002-A (The Toledo Edision Company Project) (the "Authority Bonds") to be issued by the Ohio Air Quality Development Authority (the "Authority") and (ii) the Company has agreed to deliver to the Insurer a series of its first mortgage bonds as security for the Company's obligation to reimburse the Insurer in respect of payments made by the Insurer under the Policy; and

         The Company, by appropriate corporate action, has duly resolved and determined to execute this Supplemental Indenture for the purpose of providing for the creation of the Bonds of

2002 Pledge Series A and of specifying the form, provisions and particulars thereof as in said Original Indenture, as amended, provided or permitted, including the issuance only of fully registered bonds, and of giving to the Bonds of 2002 Pledge Series A the protection and security of the Indenture; and

         The text of the Bonds of 2002 Pledge Series A is to be substantially in the following respective forms:

             [FORM OF FULLY REGISTERED BOND OF 2002 PLEDGE SERIES A]


     THIS BOND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR TO AMBAC ASSURANCE CORPORATION (THE "INSURER") UNDER THE INSURANCE AGREEMENT, DATED AS OF
    OCTOBER 1, 2002, BETWEEN THE COMPANY AND AMBAC ASSURANCE CORPORATION, AS
      AMENDED OR SUPPLEMENTED (THE "INSURANCE AGREEMENT"), OR IN COMPLIANCE WITH A FINAL ORDER OF A COURT OF COMPETENT JURISDICTION IN CONNECTION
        WITH ANY BANKRUPTCY OR REORGANIZATION PROCEEDING OF THE COMPANY.




                            THE TOLEDO EDISON COMPANY

              FIRST MORTGAGE BOND, PLEDGE SERIES A OF 2002 DUE 2033

No.                                                               $__________

         THE TOLEDO EDISON COMPANY, an Ohio corporation (hereinafter called the Company), for value received, hereby promises to pay to _________________________________, or registered assigns, the principal sum of
_______________________ dollars ($_________) or the aggregate unpaid principal amount hereof, whichever is less, on September 1, 2033, in any coin or currency of the United States of America which at the time of such payment shall be legal tender for the payment of public and private debts, and to pay interest on the unpaid principal amount hereof in like coin or currency to the registered owner hereof at such rate per annum on each interest payment date (hereinafter defined) as shall cause the amount of interest payable on such interest payment date on the Bonds of this Series (hereinafter defined) to equal the amount of interest payable on such interest payment date on the Authority Bonds (hereinafter defined). Such interest shall be payable on the same dates as interest is payable on said Authority Bonds (each such date hereinafter called an "interest payment date"), until maturity or redemption of this Bond, or, if the Company shall default in the payment of the principal due on this Bond, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture (hereinafter defined). The amount of interest payable on each interest payment date shall be computed on the same basis as the corresponding amount is computed on the Authority Bonds, provided, however, that the aggregate amount of interest payable on any interest payment date shall not exceed an amount which results in an interest rate of more than 10% per annum on the aggregate principal amount of the Bonds of this Series outstanding from time to time.

         Except as hereinafter provided, this Bond shall bear interest (a) from the interest payment date next preceding the date of this Bond to which interest has been paid, or (b) if the date of this

Bond is an interest payment date to which interest has been paid, then from such date, or (c) if no interest has been paid on this Bond, then from the date of initial issue.

         This Bond is one of the Bonds of the Company, known as its First Mortgage Bonds, issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement or other fund, established in accordance with the provisions of said Indenture, may afford additional security for the Bonds of any particular series) by a certain Indenture of Mortgage and Deed of Trust, dated as of April 1, 1947 (hereinafter called the "Original Indenture"), made by the Company to The Chase National Bank of the City of New York (JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), successor), as Trustee (hereinafter called the "Trustee"), and by certain indentures supplemental thereto, including the Fifty-second Supplemental Indenture dated as of October 1, 2002 (the Original Indenture and said indentures supplemental thereto herein collectively called the "Indenture" and said Fifty-second Supplemental Indenture hereinafter called the "Supplemental Indenture"), to which Indenture reference is hereby made for a description of the property mortgaged, the nature and extent of the security, the rights and limitations of rights of the Company, the Trustee and the holders of said Bonds and of the coupons appurtenant to coupon Bonds under the Indenture and the terms and conditions upon which said Bonds are and are to be issued and secured, to all of the provisions of which Indenture and of all such supplemental indentures in respect of such security, including the provisions of the Indenture permitting the issue of Bonds of any series for property which, under the restrictions and limitations therein specified, may be subject to liens prior to the lien of the Indenture, the holder, by accepting this Bond, assents. To the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the holders of said Bonds and coupons (including those pertaining to any sinking or other fund) may be changed and modified, with the consent of the Company, by the holders of at least 75% in aggregate principal amount of the Bonds then outstanding, such percentage being determined as provided in the Indenture; provided, however, that in case such changes and modifications affect one or more but less than all series of Bonds then outstanding, they shall be required to be adopted only by the affirmative vote of the holders of at least 75% in aggregate principal amount of outstanding Bonds of such one or more series so affected; and further provided, that without the consent of the holder hereof no such change or modification shall be made which will extend the time of payment of the principal of, or of the interest or premium, if any, on this Bond or reduce the principal amount hereof or the rate of interest or the premium, if any, hereon, or affect any other modification of the terms of payment of such principal or interest or premium, if any, or will permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture on any of the mortgaged property, or will deprive the holder hereof of the benefit of a lien upon the mortgaged property for the security of this Bond, or will reduce the percentage of Bonds required for the adoption of changes or modifications as aforesaid.

         This Bond is one of a series of Bonds designated as the First Mortgage Bonds, Pledge Series A of 2002 due 2033, of the Company (herein called the "Bonds of this Series") limited, except as otherwise provided in the Indenture, in aggregate principal amount to $20,200,000, and is issued under and secured by the Supplemental Indenture.

         The Bonds of this Series have been issued by the Company to Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation (the "Insurer"), to (i) provide for the payment of the Company's obligations to make payments to the Insurer under an Insurance Agreement, dated as of October 1, 2002 (the "Insurance Agreement"), between the Company and the Insurer, and (ii) provide to the Insurer the benefits of the security provided for the Bonds of this Series. The Insurance Agreement has been entered into by the Company in connection with the issuance by the Insurer of a municipal bond insurance policy (the "Policy") insuring the payment of the principal of and interest on, and for the benefit of the holders of, $20,200,000 aggregate principal amount of the State of Ohio Pollution Control Revenue Refunding Bonds, Series 2002-A (The Toledo Edison Company Project) (the "Authority Bonds") issued on behalf of the Company by the Ohio Air Quality Development Authority (the "Authority") and under the Trust Indenture, dated as of October 1, 2002 (the "Authority Bond Indenture"), between the Authority and The Bank of New York, as trustee (such trustee and any successor trustee being hereinafter referred to as the "Authority Bond Trustee"). Payments made by the Company of principal and interest on the Bonds of this Series are intended to be sufficient to reimburse the Insurer for any payments of principal and interest made by the Insurer on the Authority Bonds pursuant to the Policy.

         The Bonds of this Series are not transferable except (i) as required to effect an assignment to a successor of the Insurer under the Insurance Agreement or (ii) in compliance with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company.

         The Company's obligation to make payments with respect to the principal of and/or interest on the Bonds of this Series shall be fully or partially satisfied and discharged to the extent that, at the time any such payment shall be due, the corresponding amount then due of principal of and/or interest on the Authority Bonds shall have been fully or partially paid (other than by the application of the proceeds of any payment by the Insurer under the Policy), as the case may be, or there shall have been deposited with the Authority Bond Trustee pursuant to the Authority Bond Indenture trust funds sufficient to fully or partially pay, as the case may be, the corresponding amount then due of principal of and/or interest on the Authority Bonds (other than by the application of the proceeds of any payment by the Insurer under the Policy). Notwithstanding anything contained herein or in the Indenture to the contrary, the Company shall be obligated to make payments with respect to the principal of and/or interest on the Bonds of this Series only to the extent that the Insurer has made a payment with respect to the Authority Bonds under the Policy.

         Upon payment of the principal of and interest due on the Authority Bonds, whether at maturity or prior to maturity by acceleration, redemption or otherwise, or upon provision for the payment thereof having been made in accordance with the Authority Bond Indenture (other than by the application of the proceeds of any payment by the Insurer under the Policy), the Bonds of this Series in a principal amount equal to the principal amount of Authority Bonds so paid or for which such provision for payment has been made shall be deemed fully paid, satisfied and discharged and the obligations of the Company thereunder shall be terminated and such Bonds of this Series shall be surrendered to and canceled by the Trustee. From and after the Release Date (as defined in the Insurance Agreement), the Bonds of this Series shall be deemed fully paid, satisfied and discharged and the obligation of the Company thereunder shall be terminated. On the Release Date, the Bonds of this Series shall be surrendered to and canceled by the Trustee.

         The Bonds of this Series are subject to mandatory redemption, in whole or in part, as the case may be, on each date that Authority Bonds are to be redeemed. The principal amount of the Bonds of this Series to be redeemed on any such date shall be equal to the principal amount of Authority Bonds called for redemption on that date. All redemptions of Bonds of this Series shall be at 100% of the principal amount thereof, plus accrued interest to the redemption date.

         The principal of this Bond may be declared or may become due before the maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of a default as therein defined.

         No recourse under or upon any covenant or obligation of the Indenture, or of any indenture supplemental thereto, or of this Bond, for the payment of the principal of or the interest on this Bond, or for any claim based thereon, or otherwise in any manner in respect thereof, shall be had against any incorporator, subscriber to the capital stock, stockholder, officer or director, as such, of the Company, whether former, present or future, either directly or indirectly through the Company or any predecessor or successor corporation or the Trustee, by the enforcement of any subscription to capital stock, assessment or otherwise, or by any legal or equitable proceeding by virtue of any constitution, statute, or otherwise (including, without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of stockholders of the Company based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumentality of the stockholders), any and all such liability of incorporators, stockholders, subscribers, officers and directors, as such, being released by the holder hereof, by the acceptance of this Bond, and being likewise waived and released by the terms of the Indenture.

         This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication endorsed hereon shall have been signed by JPMorgan Chase Bank or its successor, as Trustee under the Indenture.

         IN WITNESS WHEREOF, THE TOLEDO EDISON COMPANY has caused this Bond to be signed in its name by its President or a Vice-President and its corporate seal to be impressed or imprinted hereon and attested by its Corporate Secretary or an Assistant Corporate Secretary.


Dated                           THE TOLEDO EDISON COMPANY


                                By
                                   --------------------------------------------
                                                                 Vice President


Attest:


------------------------------------
                 Corporate Secretary

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

         This Bond is one of the Bonds of the series designated herein, described in the within-mentioned Indenture.


                         JPMORGAN CHASE BANK,
                           AS TRUSTEE


                        By
                           ---------------------------------------------------
                                                            Authorized Officer

                  [END OF FORM OF BOND OF 2002 PLEDGE SERIES A]




         All conditions and requirements necessary to make this Supplemental Indenture a valid, legal and binding instrument in accordance with its terms and to make the Bonds of 2002 Pledge Series A, when duly executed by the Company and authenticated and delivered by the Trustee, and duly issued, the valid, binding and legal obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: That The Toledo Edison Company, the Company herein named, in consideration of the premises and of One Dollar ($1.00) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, does hereby covenant and agree to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the bonds to be issued hereunder and thereunder, as hereinafter provided, as follows:


                                    ARTICLE I

            CREATION AND DESCRIPTION OF BONDS OF 2002 PLEDGE SERIES A

         SECTION 1. A new series of bonds to be issued under and secured by the Indenture is hereby created, to be designated as "First Mortgage Bonds, Pledge Series A of 2002 due 2033" (such bonds herein referred to as the "Bonds of 2002 Pledge Series A"). The Bonds of 2002 Pledge Series A shall be limited to an aggregate principal amount of $20,200,000. The Bonds of 2002 Pledge Series A shall be substantially in the form hereinbefore recited.

         SECTION 2. The principal of all Bonds of 2002 Pledge Series A shall be payable on September 1, 2033, unless earlier redeemed, and shall bear interest from the time hereinafter provided at such rate per annum on each interest payment date (hereinafter defined) as shall cause the amount of interest payable on each interest payment date on the Bonds of 2002 Pledge Series A to equal the amount of interest payable on such interest payment date on the Authority

Bonds. Such interest shall be payable on the same dates as interest is payable on the Authority Bonds (each such date herein called an "interest payment date"), until the maturity or redemption of the Bonds of 2002 Pledge Series A, or, in the case of any default by the Company in the payment of the principal due on any such Bonds, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture. The amount of interest payable on each interest payment date shall be computed on the same basis as the corresponding amount is computed on the Authority Bonds, provided, however, that the aggregate amount of interest payable on any interest payment date shall not exceed an amount which results in an interest rate of more than 10% per annum on the aggregate principal amount of the Bonds of 2002 Pledge Series A outstanding from time to time.

         Except as hereinafter provided, each Bond of 2002 Pledge Series A shall bear interest (a) from the interest payment date next preceding the date of such Bond to which interest has been paid, or (b) if the date of such Bond is an interest payment date to which interest has been paid, then from such date, or
(c) if no interest has been paid thereon, then from the date of initial issue. The Trustee may rely upon the certification of the Insurer of the interest rate of, interest payment dates of and basis on which interest is computed for, the Authority Bonds as necessary to enable the Trustee to determine for the Bonds of 2002 Pledge Series A their corresponding interest rate, interest payment dates and basis on which interest shall be computed and with respect to its payments under the Policy.

         SECTION 3. The Bonds of 2002 Pledge Series A shall be payable as to principal and interest at the office or agency of the Company in the Borough of Manhattan, The City of New York; and principal and interest shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

         SECTION 4. The Bonds of 2002 Pledge Series A shall be issued only as fully registered Bonds in the denominations of $1,000 or any higher multiple of $1.00.

         SECTION 5. Except as may be necessary to comply with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company, the Bonds of 2002 Pledge Series A shall be transferable only to a successor to Ambac Assurance Corporation under the Insurance Agreement in the manner and upon the terms set forth in ss. 2.05 of the Original Indenture, but notwithstanding the provisions of ss. 2.08 of the Original Indenture, no charge shall be made upon any transfer or exchange of Bonds of 2002 Pledge Series A other than for any tax or taxes or other governmental charge required to be paid by the Company.

         SECTION 6. The Company's obligation to pay the principal of or interest on the Bonds of 2002 Pledge Series A, shall be fully or partially satisfied as stated in the form of the Bonds of the 2002 Pledge Series A hereinbefore recited.

         SECTION 7. The Bonds of 2002 Pledge Series A may be executed by the Company and delivered to the Trustee and, upon compliance with all applicable provisions and requirements of the Original Indenture in respect thereof, shall be authenticated by the Trustee and delivered (without awaiting the filing or recording of this Supplemental Indenture) in accordance with the written order or orders of the Company.

         SECTION 8. The Bonds of 2002 Pledge Series A shall be redeemed by the Company in whole or in part at any time prior to maturity at a redemption price of 100% of the principal amount to be redeemed, plus any accrued and unpaid interest to the redemption date as stated in the form of the Bonds of the 2002 Pledge Series A hereinbefore recited.


                                   ARTICLE II

                                   THE TRUSTEE

         The Trustee accepts the trusts created by this Supplemental Indenture upon the terms and conditions in the Original Indenture and in this Supplemental Indenture set forth. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee. Each and every term and condition contained in Article 13 of the Original Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

         For purposes of this Supplemental Indenture (a) the Trustee may conclusively rely and shall be protected in acting upon a written certificate of the Insurer as to the interest rate of, interest payment dates of and basis on which interest is computed for, the Authority Bonds and with respect to payments under the Authority Bonds, its payments under the Policy and the occurrence of the Release Date, or any officer's certificate or opinion of counsel, as to the truth of the statements and the correctness of the opinions expressed therein, without independent investigation or verification thereof, subject to Article 13 of the Indenture, (b) a written certificate of the Insurer shall mean a written certificate executed by the president, any vice president or any authorized officer of the Insurer and (c) in the absence of a written certificate of the Insurer with respect to its payments under the Policy, the Trustee may conclusively assume that no such payments have been made.


                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS

         SECTION 1. The Original Indenture, as heretofore supplemented, is in all respects ratified and confirmed, and the Original Indenture, this Supplemental Indenture and all other indentures supplemental to the Original Indenture shall be read, taken and construed as one and the same instrument. Neither the execution of this Supplemental Indenture nor anything herein contained shall be construed to impair the lien of the Indenture on any of the property subject thereto, and such lien shall remain in full force and effect as security for all bonds now outstanding or hereafter issued under the Indenture. All covenants and provisions of the Original Indenture, except as modified by this Supplemental Indenture and all other indentures supplemental to the Original Indenture, shall continue in full force and effect for the respective periods of time therein specified, and this Supplemental Indenture shall form part of the

Indenture. All terms defined in Article 1 of the Original Indenture shall, for all purposes of this Supplemental Indenture, have the meanings in said Article 1 specified, except as modified by this Supplemental Indenture and all other indentures supplemental to the Original Indenture and unless the context otherwise requires.

         SECTION 2. This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, The Toledo Edison Company has caused its corporate name to be hereunto affixed and this instrument to be signed by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Corporate Secretary or an Assistant Corporate Secretary for and in its behalf and JPMorgan Chase Bank, as Trustee, in evidence of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, this instrument to be signed by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary or any other authorized officer for and on its behalf, all as of the day and year first above written.

                         THE TOLEDO EDISON COMPANY


                         By
                            --------------------------------------------------
                             Richard H. Marsh, Senior Vice President
                             and Chief Financial Officer



[SEAL]


         Attest:
                 -----------------------------------------
                  Nancy C. Ashcom, Corporate Secretary


         Signed, sealed and acknowledged on behalf of THE TOLEDO EDISON COMPANY in the presence of


         -----------------------------------------
         Michael J. Sulhan

         -----------------------------------------
         Julie A. Phillips

         As witnesses

                     JPMORGAN CHASE BANK,
                         AS TRUSTEE


                     By
                        -------------------------------------------------------
                        __________________, Vice President


         Attest:
                  -----------------------------------------
                  ____________________, Trust Officer


         Signed, sealed and acknowledged on behalf of JPMORGAN CHASE BANK in the presence of


        -----------------------------------                    [SEAL]
         Print Name:

        -----------------------------------
         Print Name:

         As witnesses

STATE OF OHIO     )
                  )    ss.:
COUNTY OF SUMMIT  )

         On this 8th day of October, 2002, before me personally appeared Richard
H. Marsh and Nancy C. Ashcom to me personally known, who being by me severally duly sworn, did say that they are a Senior Vice President and Chief Financial Officer and the Corporate Secretary, respectively, of The Toledo Edison Company, that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to be the free act and deed of said corporation.



                            --------------------------------------- [SEAL]
                               Susie M. Hoisten, Notary Public
                                 Residence - Summit County
                                 State Wide Jurisdiction, Ohio
                             My Commission Expires December 9, 2006

STATE OF NEW YORK              )
                               )    ss.:
COUNTY OF NEW YORK             )


         On this 8th day of October, 2002 before me personally appeared ____________ and _____________ to me personally known, who being by me severally duly sworn, did say that they are a Vice President and a Trust Officer, respectively, of JPMorgan Chase Bank, that the seal affixed to the foregoing instrument is the corporate seal of said Corporation and that said instrument was signed and sealed in behalf of said a Corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to be the free act and deed of said Corporation.


                            ------------------------------------ [SEAL]
                                         Notary Public








This instrument was prepared by:

   FirstEnergy Corp.
   76 South Main Street
   Akron, Ohio 44308


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